UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 1, 2005

Pharmion Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50447	84-1521333

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 28th Street, Boulder, Colorado		80301

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 720-564-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01	Entry into a Material Definitive Agreement.

At our 2005 Annual Meeting held on June 1, 2005, our stockholders approved (i) a proposal to amend our 2000 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance  thereunder by 1,500,000 and (ii) a proposal to amend our 2001 Non-Employee Director Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 100,000.

Item	5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2005, our Board of Directors adopted a resolution to increase the number of directors constituting our Board of Directors from 8 to 9 and elected Mr. John C. Reed as a Class III director of the Company to serve until the our 2006 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified.  Mr. Reed does not currently serve on any committees of our Board of Directors.

		A copy of the press release announcing the appointment of John C. Reed to the Company’s Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item	9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

		(a) Not Applicable.

		(b) Not Applicable.

		(c) Exhibits:
		99.1 – Press Release dated June 2, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMION CORPORATION

Date: June 2, 2005	By:	/s/ ERLE T. MAST

	Name:	Erle T. Mast
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 2, 2005 announcing the appointment of John C. Reed to the Board of Directors.